UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2010

LENCO MOBILE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53830 (Commission File Number)	75-3111137 (I.R.S. Employer Identification No.)

345 Chapala Street Santa Barbara, California (Address of principal executive offices)	93101 (Zip Code)

(805) 308-9199
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2010, we entered into a securities purchase agreement with accredited investors pursuant to which we agreed to sell an aggregate of 107,500 shares of our Series A Convertible Preferred Stock at a purchase price of $100.00 per share upon the satisfaction of certain customary closing conditions.  The financing will result in gross proceeds of $10,750,000.  There were no discounts, sales or underwriting commissions incurred in connection with the financing.  A summary description of the terms of the preferred stock is contained in Item 5.03 of this report.

As a condition to the financing, Pablo Enterprises LLC, the lead investor, requested that certain of our management team, including Michael Levinsohn, a member of our board of directors and our chief executive officer, Thomas Banks, our chief financial officer, and Michael Hill, President of AdMax Media Inc., a wholly-owned subsidiary of our company, purchase in the aggregate $750,000 worth of preferred stock.  Our management team formed an entity under the name Sterling Capital Partners Inc., which agreed to purchase such amount of the preferred stock on the same terms and conditions as the other investor in the financing.

Under the terms of the securities purchase agreement, until September 23, 2011, the investors have a right to participate up to 100% in any financing in which we offer for sale shares of our common stock or any securities that entitle the holder thereof to acquire shares of our common stock, including any securities convertible into or exchangeable or exercisable for shares of our common stock.

In addition, under the terms of the securities purchase agreement, until the date that Pablo Enterprises LLC and its affiliates collectively own less than 50% of the shares of preferred stock originally issued to Pablo Enterprises LLC, we agreed not to issue any common stock or securities exercisable for or convertible into shares of common stock at a price less than the then current conversion price of the preferred stock without the consent of both the holders of a majority in interest of the preferred stock outstanding at the time of sale and Pablo Enterprises LLC (or its successor).

A copy of the press release announcing the financing is attached an exhibit to this report and is incorporated herein by this reference. The summary description of the securities purchase agreement is qualified in its entirety by reference to the copy thereof that is attached as an exhibit to this report and is incorporated herein by reference. The securities purchase agreement has been included to provide investors and stockholders with information regarding its terms. The agreement is not intended to provide any other factual information about our company. The representations, warranties and covenants contained in the agreement were made only for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company or our subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information reported under Items 1.01 and 5.03 of this report is incorporated by reference to this Item 3.02.

The shares of preferred stock are being issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder.  The securities were not issued in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any party that was issued securities in connection with the offering.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 5.03 of this report is incorporated by reference to this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2010, we amended our certificate of incorporation by filing a certificate of designation that provides for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and fixes and determines the rights, preferences, restrictions and other matters relating to such series of preferred stock.  The certificate of designation designates a class of 107,500 shares as "Series A Convertible Preferred Stock."

The following is a summary the terms of the preferred stock:

Stated Value: The stated value per share of preferred stock is $100, subject to increase for accreted dividends.

Voting Rights:  The holders of the preferred stock vote on an as-converted basis together with the holders of our common stock as a single class, except with respect to any increase or decrease in the authorized shares of our common stock, as to which the holders of the preferred stock have no right to vote.

Negative Covenants:  As long as any preferred stock is outstanding, we are prohibited from taking any of the following actions without the consent of a majority of the then outstanding preferred stock, including the consent of Pablo Enterprises LLC (or its successor):

●	change adversely the rights given to the preferred stock;
●	authorize or create any class of stock ranking senior to or otherwise pari passu with the preferred stock;
●	amend our charter documents in any manner that adversely affects any rights of the preferred stock;
●	increase the number of authorized shares of preferred stock;
●	declare or pay any cash dividend or distribution on or purchase or redeem any junior securities; and
●	purchase or redeem any shares of preferred stock other than in accordance with the terms of the certificate of designation.

Dividends: The holders of the preferred stock are entitled to cumulative dividends at the rate per share (as a percentage of the stated value per share) of 6.0% per annum. Dividends are payable (i) quarterly on March 31, June 30, September 30 and December 31 and (ii) when and to the extent shares of the preferred stock are converted into common stock. Dividends accrete to, and increase, the outstanding stated value of the preferred stock and compound quarterly on March 31, June 30, September 30 and December 31.

Voluntary Conversion:  A holder of preferred stock can elect to convert its preferred stock into shares of our common stock at any time from and after the earlier of: (i) the second anniversary of the original issue date of the preferred stock and (ii) the date that our company's earnings before interest, taxes, depreciation and amortization (EBITDA) over the prior four fiscal quarters exceeds $15 million.  Each share of preferred stock is convertible into that number of shares of our common stock determined by dividing the stated value of such share of preferred stock (as increased for accreted dividends) by the conversion price.

Conversion Price: The conversion price is initially $1.50, subject to adjustment if (i) we pay any stock dividends or if we subdivide, combine or reclassify our common stock or (ii) our company's EBITDA for the 15 month period ended December 31, 2011 is less than $27 million and our company's EBITDA for the 27 month period ended December 31, 2012 is less than $65 million. With respect to the adjustment effected pursuant to clause (ii), the conversion price is reduced by $0.03 per share if EBITDA for the 27 month period ended December 31, 2012 is less than $65 million, and the conversion price is reduced by an additional $0.03 per share for each $1 million difference between actual EBITDA for such 27 month period and $65 million, subject to a conversion price floor of $0.25 per share.

Automatic Conversion:  The preferred stock automatically converts if: (i) our company's EBITDA for the 15 month period ended December 31, 2011 is equal to or greater than $27 million, or (ii) our company's EBITDA for the 27 month period ended December 31, 2012 is equal to or greater than $65 million. However, an automatic conversion may only occur if our common stock, including the shares issuable upon conversion of the preferred stock, is trading on a national securities exchange at the time of conversion.

Liquidation Preference: The holders of preferred stock are entitled to receive out of our assets, whether capital or surplus, before any distribution or payment shall be made to the holders of our common stock or other junior securities, an amount per share of preferred stock equal to the sum of (i) the stated value of the preferred stock (as increased for accreted dividends), plus (ii) any accrued dividends thereon that have not accreted to the stated value through the date of liquidation, plus (iii) such amount necessary to make the aggregate of all amounts paid with respect to such share of preferred stock equal to an internal rate of return of 30% per annum.

Redemption:  We can redeem the preferred stock at any time after the five-year anniversary of the original issue date of the preferred stock by paying cash in an amount equal to the sum of (i) the stated value of the preferred stock, plus (ii) any accrued dividends thereon that have not accreted to the stated value through the date of redemption, plus (iii) such amount necessary to make the aggregate of all amounts paid with respect to such share of preferred stock equal to an internal rate of return of 30% per annum. We must give the holders of the preferred stock at least 30 days advance notice of our intent to redeem the preferred stock and we must honor any conversion of the preferred stock before the redemption date.

The summary of the rights, privileges and preferences of the preferred stock described above is qualified in its entirety by reference to the certificate of designation, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit #	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement dated September 23, 2010 by and among the registrant and the purchasers identified therein
99.1	Press release issued on September 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lenco Mobile Inc.

Date: September 28, 2010	By:	/s/ Michael Levinsohn
Michael Levinsohn
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement dated September 23, 2010 by and among the registrant and the purchasers identified therein
99.1	Press release issued on September 28, 2010